SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 20, 2011

(Date of earliest event reported)

AT&T Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on March 20, 2011, AT&T Inc. (the “Company”) and Deutsche Telekom AG (“Deutsche Telekom”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) under which the Company agreed to acquire from Deutsche Telekom all of the outstanding capital stock of its subsidiary T-Mobile USA, Inc. (“T-Mobile”).

Pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement, the Company will acquire (the “Acquisition”) from Deutsche Telekom all of the outstanding capital stock of T-Mobile in exchange for approximately $39 billion, consisting of (i) $25 billion in cash and (ii) approximately $14 billion of the Company’s common stock, par value $1.00 per share (“Common Stock”), subject to adjustment. The exact number of shares of Common Stock to be issued will be determined prior to the closing of the Acquisition based on the volume-weighted average of trading prices of Common Stock during the 30 trading days ending on the third business day prior to the closing (the “Averaging Period”), except that the volume-weighted average of the trading prices will not be less than $26.0165 or more than $30.2354. This number of shares will be subject to reduction for closing indebtedness, certain divestiture and regulatory costs and any pre-closing distributions in excess of agreed amounts of pre-closing cash flow. In addition, the Company has the right to increase the cash portion of the purchase price by up to $4.2 billion and decrease the number of shares of Common Stock to be issued based on the volume-weighted average price of Common Stock in the Averaging Period.

Each of the Company and Deutsche Telekom have made representations, warranties and covenants relating to itself and the Acquisition and, in the case of Deutsche Telekom with respect to T-Mobile, and the Stock Purchase Agreement provides that each of the Company and Deutsche Telekom will indemnify the other for certain losses, subject to certain limits. The closing of the Acquisition is subject to certain conditions, including approval by the Federal Communications Commission and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act of 1976, as amended. The Acquisition is not subject to the approval of the stockholders of either the Company or Deutsche Telekom. The closing of the Acquisition is subject to regulatory conditions and is expected to occur in approximately 12 months. The Stock Purchase Agreement contains certain termination rights for each of the Company and Deutsche Telekom and, in the event that the Stock Purchase Agreement is terminated because of the failure to obtain regulatory approval, the Company may become obligated to pay Deutsche Telekom $3 billion in cash, enter into a roaming agreement with Deutsche Telekom on terms favorable to both parties and transfer to Deutsche Telekom certain wireless AWS spectrum that the Company does not need for its initial LTE roll-out.

Each of the Company and Deutsche Telekom have agreed to use their respective reasonable best efforts to take or cause to be taken actions necessary to consummate the Acquisition, including with respect to the obtainment of government approvals. However, the Company and its subsidiaries are not required to take any action or agree to any restriction, limitation or condition with respect to T-Mobile or any of its subsidiaries if the amount ascribed under the Stock Purchase Agreement to the aggregate adverse effects on the Company and its subsidiaries of all such conditions with respect to T-Mobile calculated pursuant to the Agreement would, individually or in the aggregate, be reasonably likely to be more than $7.8 billion, and in such event the Company will not be required to effect the closing of the Acquisition. As more particularly set forth in the Stock Purchase Agreement, the adverse effects resulting from divestitures of markets will be calculated by multiplying the number of subscribers in such market by $578.00 and the adverse effects resulting from divestitures of licenses for wireless spectrum not included in a divestiture of a market will be calculated by multiplying the number of MHz POPs (the amount of spectrum in a licensed area measured in megahertz multiplied by the population of that licensed area) by amounts ranging from $0.145 to $1.265 (depending on the size of the cellular market area covered by such license and the total amount of megahertz of spectrum to be divested). The effect of other conditions will also be taken into account in determing whether the applicable threshold has been reached. The Stock Purchase Agreement also provides that after the aggregate amount ascribed under the Stock Purchase Agreement to the regulatory adverse effects exceed $3.9 billion, the stock component of the purchase price will begin to be reduced to reflect a portion of those adverse effects, as provided in the Stock Purchase Agreement and subject to Deutsche Telekom’s right to share in certain divestiture proceeds.

The Company and Deutsche Telekom have also entered into a stockholder’s agreement (the “Stockholder’s Agreement”), which will become effective upon the closing of the Acquisition. Pursuant to the Stockholder’s Agreement, Deutsche Telekom will have the right to nominate one director to the Company’s Board of Directors until such time as Deutsche Telekom’s ownership in the Company has been reduced below an agreed threshold, and so long as such nominee satisfies certain requirements, the Company is obligated to use its reasonable best efforts to include such nominee in the slate of Board-approved candidates for election to the Company’s Board of Directors.

Pursuant to the Stockholder’s Agreement, Deutsche Telekom and its affiliates will be subject to a standstill obligation and to a non-compete with respect to the U.S. wireless business until, in the case of the standstill, the occurrence of certain specified events, or in both cases, the later of two years after the closing of the Acquisition and one year after the date on which Deutsche Telekom’s ownership in the Company has been reduced below an agreed threshold. The Stockholder’s Agreement also provides for registration rights for Common Stock to Deutsche Telekom and imposes certain restrictions on Deutsche Telekom’s ability to transfer shares of Common Stock, including a 12-month lock-up on the shares of Common Stock issued to Deutsche Telekom in connection with the Acquisition.

The foregoing description of the Stock Purchase Agreement and the Stockholder’s Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement and the Stockholder’s Agreement, respectively, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

The Stock Purchase Agreement and the Stockholder’s Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information, or provide any other factual information, about the Company or T-Mobile or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement and the Stockholder’s Agreement are made only for purposes of such agreement and are as of specific dates; are solely for the benefit of the parties thereto (except as specifically set forth therein); may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties, instead of establishing these matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or T-Mobile or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement or the Stockholder’s Agreement, as applicable, which subsequent information may or may not be fully reflected in the Company’s public disclosures or public disclosures concerning T-Mobile.

Item 3.02	Unregistered Sale of Securities.

Pursuant to the Stock Purchase Agreement, the Company has agreed, subject to the terms and conditions of the Stock Purchase Agreement, to issue to Deutsche Telekom a certain number of shares of Common Stock in connection with the Acquisition. The issuance of such shares are exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance does not involve a public offering.

The information set forth in Item 1.01 is incorporated herein by reference.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission. In addition to these factors, there are risks and uncertainties associated with T-Mobile’s business, the pendency of the Acquisition and the ability to realize the benefits of the integration of the T-Mobile business. The Company disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document

2.1	Stock Purchase Agreement, by and between the Company and Deutsche Telekom, dated as of March 20, 2011.

10.1	Stockholder’s Agreement, by and between the Company and Deutsche Telekom, dated as of March 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.
(Registrant)

Dated: March 21, 2011	By:	/s/ John J. Stephens
	Name:	John J. Stephens
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Document

2.1	Stock Purchase Agreement, by and between the Company and Deutsche Telekom, dated as of March 20, 2011.

10.1	Stockholder’s Agreement, by and between the Company and Deutsche Telekom, dated as of March 20, 2011.